EXHIBIT 10.1

                              AFFILIATE'S AGREEMENT

         This AGREEMENT (this "Agreement") is made as of April 23, 1999, by and among Goldman Industrial Group, Inc., a Delaware corporation (the "Parent"), and Textron Inc., a Delaware corporation ("Textron"), a shareholder of Bridgeport Machines, Inc., a Delaware corporation (the "Company"). Reference is made to that certain Agreement and Plan of Merger, dated April 23, 1999 (the "Merger Agreement"), by and among Parent, Bronze Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (the "Purchaser"), and the Company.

         WHEREAS, pursuant to the Merger Agreement, Parent, Purchaser and the Company are contemplating a merger of Purchaser with and into the Company (the "Merger"), pursuant to which the Company will become a wholly-owned subsidiary of Parent;

         WHEREAS, the Merger is contingent upon the approval of the Merger and the Merger Agreement by the Company's stockholders at a special meeting of the Company's stockholders, and Textron desires to facilitate the Merger by agreeing to vote Textron's shares of the Company's Common Stock, $.01 per value (the "Common Stock") and any shares of Common Stock of the Company over which Textron has voting control in favor of the Merger and the Merger Agreement;

         WHEREAS, Textron desires irrevocably to appoint Parent or any designee of Parent as Textron's lawful agent, attorney and proxy to vote in favor of the Merger and the Merger Agreement;

         WHEREAS,  in  accordance  with the Merger  Agreement,  shares of Common
Stock owned by Textron at the Effective Time (as defined in the Merger Agreement) shall be converted into the right to receive cash in accordance with the Merger Agreement; and

         WHEREAS, Textron has agreed to provide certain other inducements to Parent and Purchaser to induce them to enter into the Merger Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants set forth in the Merger Agreement and hereinafter in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Textron agrees as follows:

         1. Transfer Restriction. Textron will not sell, transfer or otherwise dispose of, or reduce his or its interest in any shares of Common Stock currently owned or hereafter acquired by it prior to the termination of this Agreement.
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         2. Irrevocable Proxy. Textron hereby irrevocably appoints Parent or any designee of Parent as Textron's lawful agent, attorney and proxy to vote or give consents with respect to all shares of Common Stock held by Textron and all shares of Common Stock over which Textron has voting control, in favor of the approval of the Merger and the Merger Agreement and any matters incidental thereto. Textron intends this proxy to be irrevocable and coupled with an interest. Parent agrees that it or its designee shall vote the shares of Common Stock held by Textron and the shares of Common Stock over which Textron has voting control in favor of the approval of the Merger and the Merger Agreement. The agents, attorneys and proxies named herein may not exercise this proxy on any other matter except as provided herein. Textron may vote all shares of Common Stock held by Textron and all shares of Common Stock over which Textron has voting control on all other matters.

         3. Voting Agreement. If the Parent cannot or does not for any reason vote the proxy granted to the Parent in Section 2, above, at a special meeting of the stockholders of the Company called for the purpose of considering the approval of the Merger and the Merger Agreement, Textron agrees to vote all of the shares of Common Stock held by Textron and all shares of Common Stock over which Textron has voting control in favor of the Merger and the Merger Agreement.

         4. No Shopping. Textron shall not directly or indirectly (i) solicit, initiate or encourage (or authorize any person to solicit, initiate or encourage) any inquiry, proposal or offer from any person (other than Parent) to acquire the business, property or capital stock of the Company or any direct or indirect subsidiary thereof, or any acquisition of a substantial equity interest in, or a substantial amount of the assets of, the Company or any direct or indirect subsidiary thereof, whether by merger, purchase of assets, tender offer or other transaction or (ii) participate in any discussion or negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or participate in, facilitate or encourage any effort or attempt by any person (other than Parent) to do or seek any of the foregoing. Notwithstanding any provision in this Section 4 to the contrary, Textron's representative on the Company's Board of Directs may take actions in such capacity permitted under the Merger Agreement.

         5. Transfer of Profits. In the event the Company is obligated to pay a Termination Fee (as defined in the Merger Agreement) pursuant to Section 7.5(c) or 7.5(d) of the Merger Agreement, Textron shall, within five (5) business days after the consummation of the transaction which triggers such obligation (a "Triggering Transaction"), pay Parent by wire transfer of immediately-available funds to an account specified in writing by Parent, the amount (hereinafter, the "Textron Takeover Fee") which equals the product of (a) the amount by which the consideration paid to Textron pursuant to such Triggering Transaction exceeds $10 per share of Common Stock and (b) the total number of shares of Common Stock transferred by Textron pursuant to such Triggering Transaction. The $10 per share shall be adjusted for any recapitalization, reclassifications, stock split or similar event
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         6.    Miscellaneous.

         (a) By signing below, Textron represents and warrants that Textron has all necessary power and authority to execute this Agreement and to cause Textron's shares of Common Stock and the shares of Common Stock over which Textron has voting control, to be voted as provided herein, and Textron has duly authorized, executed and delivered this Agreement.

         (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

         (c) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any and all of the parties hereto may execute this Agreement by signing any such counterpart.

         (d) This Agreement shall terminate upon the earlier to occur of (i) the Effective Date or (ii) termination of the Merger Agreement in accordance with the terms thereof except that the provisions of Section 5 hereof shall continue for as long as Parent has the right to receive any payment of the Textron Takeover Fee.

         (e) This Agreement shall be binding on Textron's successors and assigns.

         (f)  Textron  has  carefully  read this  agreement  and  discussed  its requirements, to the extent Textron believes necessary, with its counsel or counsel for the Company.
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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                          GOLDMAN INDUSTRIAL GROUP, INC.


                                          By: /s/ Gregory Goldman
                                              -----------------------------
                                              Gregory Goldman
                                              Chief Executive Officer


                                          TEXTRON INC.


                                          By: /s/ Stephen L. Key
                                              -----------------------------
                                              Stephen L. Key
                                              Executive Vice President and
                                              Chief Financial Officer